EXHIBIT 99.02

                            WHERIFY CALIFORNIA, INC.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Wherify California, Inc.
   (formerly known as Wherify Wireless, Inc.)
   Redwood City, California

We have audited the accompanying balance sheet of Wherify California, Inc. (formerly known as Wherify Wireless, Inc.)(the "Company"), as of June 30, 2005 and the related statements of operations, stockholders' deficit, and cash flows for the years in the two-year period ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of June 30, 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

August 24, 2005

                            Wherify California, Inc.
                   (formerly known as Wherify Wireless, Inc.)
                                  Balance Sheet
                                  June 30, 2005

                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                    $  1,208,089
  Restricted certificates of deposit                              2,449,301
  Note receivable from IQ Biometrix, Inc.                           102,931
  Prepaid expenses                                                   15,808
                                                               ------------
    TOTAL CURRENT ASSETS                                          3,776,129

Property and equipment, net of accumulated depreciation
  of $1,101,970                                                     488,204
Other assets                                                        227,320
                                                               ------------
TOTAL ASSETS                                                   $  4,491,653
                                                               ============

               LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable                                             $  2,849,317
  Accounts payable related party                                  3,892,448
  Accrued liabilities                                               572,511
  Accounts payable related to discontinued operating segment      2,606,514
                                                               ------------
    TOTAL CURRENT LIABILITIES                                     9,920,790
                                                               ------------

Commitments and contingencies                                            --
STOCKHOLDERS' DEFICIT
  Series A, convertible, no par value:
    1,143,756 shares authorized, 1,143,756 issued and
    outstanding                                                   8,553,413
  Series B, convertible, no par value:
    555,383 shares authorized, issued and outstanding             5,137,284
  Series C, convertible, no par value:
    4,200,000 shares authorized, 3,979,647 shares issued
    and outstanding                                              34,763,735
  Common stock, no par value:
    12,000,000 shares authorized, 3,060,726 shares issued
    and outstanding                                               2,024,153
  Deferred stock compensation                                      (713,592)
  Accumulated deficit                                           (55,194,130)
                                                               ------------
    TOTAL STOCKHOLDERS' DEFICIT                                  (5,429,137)
                                                               ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $  4,491,653
                                                               ============

                See accompanying summary of accounting policies
                       and notes to financial statements.

                            Wherify California, Inc.
                   (formerly known as Wherify Wireless, Inc.)
                            Statements of Operations
                       Years Ended June 30, 2005 and 2004

                                                    2005            2004
                                                ------------    ------------
OPERATING EXPENSES:
  General and administrative                    $ 10,727,273    $  6,284,775
  Rent expense payable to related party            1,362,936       1,436,341
  Depreciation expense                               118,951         248,687
                                                ------------    ------------
    TOTAL OPERATING EXPENSES                      12,209,160       7,969,803
                                                ------------    ------------
  OPERATING LOSS                                 (12,209,160)     (7,969,803)
OTHER INCOME (EXPENSE)
  Interest expense                                  (110,240)       (132,043)
  Interest and other income                           86,994          19,117
                                                ------------    ------------

NET LOSS FROM CONTINUING OPERATIONS              (12,232,406)     (8,082,729)
DISCONTINUED OPERATIONS
  Loss from operations of discontinued
    business segment                                (171,251)       (426,501)
                                                ------------    ------------
NET LOSS                                         (12,403,657)     (8,509,230)
Deemed dividend on preferred stock                12,467,059      13,004,245
                                                ------------    ------------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS    $(24,870,716)   $(21,513,475)
                                                ============    ============
Basic and diluted net loss per share
  from continuing operations                    $      (4.08)   $      (2.74)
Basic and diluted net loss per share
  from discontinued operations                  $      (0.06)   $      (0.14)
Basic and diluted net loss per share            $      (4.13)   $      (2.89)

Weighted average number of shares outstanding      3,001,548       2,949,318

                See accompanying summary of accounting policies
                       and notes to financial statements.

                            Wherify California, Inc.
                   (formerly known as Wherify Wireless, Inc.)
                       Statements of Stockholders' Deficit
                       Years Ended June 30, 2004 and 2005

                           Convertible Preferred
                                  Stock                   Common Stock            Deferred                           Total
                          ------------------------   -----------------------       Stock          Accumulated    Stockholders'
                           Shares        Amount       Shares       Amount       Compensation        Deficit         Deficit
                          ---------   ------------   ---------   -----------   --------------    -------------   -------------
June 30, 2003, balances   2,871,636   $ 27,794,222   2,944,726   $   611,673   $           --    $ (34,281,243)  $  (5,875,348)

Issuance of Series C
  Convertible Preferred
  Stock for cash          1,191,108      6,372,000                                                                   6,372,000

Conversion of note
  payable and interest
  for Series C
  Convertible Preferred
  Stock                     139,466      1,045,995                                                                   1,045,995

Beneficial conversion
  feature embedded in
  preferred stock                                                                                   13,004,245      13,004,245

Deemed dividend on
  preferred stock                                                                                  (13,004,245)    (13,004,245)

Conversion of invoice
  payable and interest
  for Series C
  Convertible Preferred
  Stock                      13,369        200,535                                                                     200,535

Issuance of Common
  Stock for services                                    11,000        16,500                                            16,500

Net loss                                                                                            (8,509,230)     (8,509,230)
                          ---------   ------------   ---------   -----------   --------------    -------------   -------------
June 30, 2004, balances   4,215,579     35,412,752   2,955,726       628,173                       (42,790,473)     (6,749,548)

Issuance of Series C
  Convertible Preferred
  Stock for cash          1,463,207     13,041,680                                                                  13,041,680

Beneficial conversion
  feature embedded in
  preferred stock                                                                                   12,467,059      12,467,059

Deemed dividend on
  preferred stock                                                                                  (12,467,059)    (12,467,059)

Exercise of common
  stock options                                        105,000         7,500                                             7,500

Stock option expense                                               1,388,480         (713,592)                         674,888

Net loss                                                                                           (12,403,657)    (12,403,657)
                          ---------   ------------   ---------   -----------   --------------    -------------   -------------
June 30, 2005, balances   5,678,786   $ 48,454,432   3,060,726   $ 2,024,153   $     (713,592)   $ (55,194,130)  $  (5,429,137)
                          =========   ============   =========   ===========   ==============    =============   =============

                See accompanying summary of accounting policies
                       and notes to financial statements.

                            Wherify California, Inc.
                   (formerly known as Wherify Wireless, Inc.)
                            Statements of Cash Flows
                       Years Ended June 30, 2005 and 2004

                                                        2005            2004
                                                    ------------    -----------
OPERATING ACTIVITIES:
  Net loss                                          $(12,403,657)   $(8,509,230)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation                                         118,951        248,687
    Write off note receivable - related party                 --        144,337
    Common stock issued for services                          --         16,500
    Preferred stock issued for interest                       --         45,995
    Stock option expense                                 674,888             --
  Changes in assets and liabilities:
    Accounts receivable                                   98,470        (22,561)
    Interest receivable from note
      receivable due from IQ Biometrix, Inc.              (2,932)            --
    Write-off of inventory                                21,800             --
    Inventory                                                 --         28,200
    Prepaid expenses and other current assets              4,320        (30,754)
    Accounts payable and accrued expenses              1,261,967      2,567,604
                                                    ------------    -----------
NET CASH USED IN OPERATING ACTIVITIES                (10,226,193)    (5,511,222)
                                                    ------------    -----------
INVESTING ACTIVITIES:
  Increase in restricted certificates of deposit      (2,191,557)        (6,596)
  Purchase of property and equipment                    (264,083)       (63,570)
  Disposal of property and equipment                      25,459             --
  Note receivable from IQ Biometrix, Inc.               (100,000)            --
                                                    ------------    -----------
NET CASH USED IN INVESTING ACTIVITIES                 (2,530,181)       (70,166)
                                                    ------------    -----------
FINANCING ACTIVITIES:
  Proceeds from sale of
    convertible preferred stock, net                  13,041,680      6,372,000
  Proceeds for the exercise of options                     7,500             --
                                                    ------------    -----------
NET CASH FROM FINANCING ACTIVITIES                    13,049,180      6,372,000
                                                    ------------    -----------
CHANGE IN CASH AND CASH EQUIVALENTS                      292,806        790,612
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD          916,314        125,702
                                                    ------------    -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD           $  1,209,120    $   916,314
                                                    ============    ===========
Supplemental disclosures of non-cash activities
  Issuance of preferred stock for accounts payable  $         --    $   200,535
  Issuance of preferred stock for short term note             --      1,000,000

                See accompanying summary of accounting policies
                       and notes to financial statements.

                            Wherify California, Inc.
                   (formerly known as Wherify Wireless, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS.

Wherify California, Inc. (formerly known as Wherify Wireless, Inc.)(the "Company" or "Wherify California") was incorporated in the State of California on March 28, 1998. Wherify California develops technology and the related hardware to provide location-tracking services using Global Positioning Satellite technology in real time for people and their property.

Since inception, Wherify California has primarily been involved in conducting research and development, business planning and capital-raising activities.

USE OF ESTIMATES.

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS.

For purposes of the statement of cash flows, Wherify California considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION.

Wherify California recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped.

ALLOWANCE FOR DOUBTFUL ACCOUNTS.

Bad debt expense is recognized based on management's estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts. There was $0 allowance for doubtful accounts as of June 30, 2005.

INVENTORIES.

Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

PROPERTY AND EQUIPMENT.

Property and equipment is valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three to seven years.

IMPAIRMENT OF LONG-LIVED ASSETS.

Wherify California reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Wherify California assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

INCOME TAXES

Wherify California recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Wherify California provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

LOSS PER COMMON SHARE

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

STOCK OPTIONS AND WARRANTS

Wherify California accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. Wherify California accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, Wherify California recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if Wherify California had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                      2005            2004
                                                  ------------    -----------
Net loss as reported                              $(12,403,657)   $(8,509,230)
Add:  stock based compensation
  determined under intrinsic value-based method        674,888             --
Less: stock based compensation
  determined under fair value-based method            (787,298)      (143,986)
                                                  ------------    -----------
    Pro forma net loss                            $(12,516,067)   $(8,653,216)
                                                  ============    ===========

Basic and diluted net loss per common share:
    As reported                                   $      (4.13)   $     (2.89)
    Pro forma                                            (4.17)         (2.96)


The weighted average fair value of the stock options granted during fiscal 2005 and 2004 was $4.82 and $.42, respectively. Variables used in the Black-Scholes option-pricing model include (1) 2.5% & 3.5% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility ranged from 131% to 345%, and (4) zero expected dividends.

Recently issued accounting pronouncements. In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" to revise SFAS No. 123. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement is not expected to have a material impact on the financial statements of the Company during fiscal year 2006

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, Wherify California incurred recurring net losses of $12,403,657 and $8,509,230 in fiscal 2005 and 2004, respectively, has an accumulated deficit of $55,194,130 and a working capital deficit of $6,144,661 as of June 30, 2005. These conditions create an uncertainty as to Wherify California's ability to continue as a going concern. Management is trying to raise additional capital through sales of preferred stock. The financial statements do not include any adjustments that might be necessary if Wherify California is unable to continue as a going concern.

NOTE 3 - INVENTORY

Inventory consisted of one product line, which was discontinued as of May 1st, 2005. Please refer to Note 12 for more details.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2005:

Description                          Life        Amount
--------------------------------   ---------   -----------
Leasehold improvements             10 years    $    78,462
Computer equipment                  3 years        807,107
Office furniture and equipment      7 years        140,290
Equipment                           7 years        339,716
Equipment located at data center   1-5 years       224,599
                                               -----------
                                                 1,590,174
Less: accumulated depreciation                  (1,101,970)
                                               -----------
                                               $   488,204
                                               ===========


Depreciation expense totaled $118,951 and $248,686 in fiscal 2005 and 2004, respectively.

NOTE 5 - ACCRUED LIABILITIES TO RELATED PARTY

Wherify California leases office space under a ten year operating lease which began in September 1999 from a 5% shareholder of Wherify California. Wherify California was required to pay a security deposit totaling $226,072 which is reflected in other assets on the balance sheet as of June 30, 2005. Basic rent expense charged to operations for fiscal 2005 and 2004 was $1,222,844 and $1,192,016 respectively.

Future minimum lease payments under a non-cancelable operating lease are as follows:

            Year Ending June 30,
                    2006                                   1,254,000
                    2007                                   1,284,000
                    2008                                   1,315,000
                    2009                                   1,346,000
                 After 2010                                  452,000


As of June 30, 2005, Wherify California has recognized a liability relating to unpaid rent totaling $3,892,448.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

LITIGATION

There are four (4) matters being litigated on behalf of Wherify California by the firm of Allen Matkins Leck Gamble & Mallory.

In the matter of Venture Corporation Limited vs. Wherify California, Venture Corporation Limited filed suit in the Central District of California on October 15, 2004 for five ($5) million dollars in damages asserting breach of contract and fraud. To date, evidence has only been presented to support one million three hundred eighty thousand ($1.38M) dollars. It is management assessment that a potential liability of an amount up to one million six hundred thousand dollars exists. Therefore, the company has accrued an amount of one million six hundred thousand dollars.

In the matter of Lariviere, et al vs. Wherify California, Lariviere, et al filed suit on April 14, 2005 alleging breach of contract, fraud/negligent misrepresentation, fraud/intentional misrepresentation and constructive fraud. The plaintiffs are seeking the imposition of constructive trust, specific performance and damages based on their allegations that the company owes stock options to the plaintiffs in accordance with the terms of alleged agreements. Wherify California has not yet filed a response to the complaint and has until the deadline of October 25, 2005 to file such response. The company's management feels that a reasonable estimate for potential liability for the company is somewhere within a range of $0 to $500,000. Management of the company has also determined that no amount within that range is a better estimate of a potential liability than any other amount. Therefore, no amount has been set aside for this contingent liability.

In the matter of Zoltar Satellite Systems, Inc. vs. Wherify California, Zoltar Satellite Systems, Inc. filed suit in the United States District Court in the Eastern District of Texas in June 2005, alleging that the company and ten other named defendants including LG Electronics, Inc., Motorola, Inc., Sanyo Electric Co., Ltd. and Sprint Corporation infringed certain patents as a result of the manufacture, use sale and/or offer for sale of cellular telephones equipped with emergency location determination technology. Unspecified monetary damages, injunctive relief and attorney fees are sought. A dollar amount of loss in the event of an unfavorable result, our counsel is also unable to determine. The company's management feels that a reasonable estimate for potential liability for the company is somewhere within a range of $0 to $5,000,000. Management of the company has also determined that no amount within that range is a better estimate of a potential liability than any other amount. Therefore, no amount has been set aside for this contingent liability.

In the matter of William Prevost vs. Wherify California, William Prevost filed suit in Superior Court for the County of San Mateo, State of California alleging that the company failed to pay Mr. Prevost the sum of $45,000 plus interest owed to him pursuant to a severance agreement and general release of all claims. The complaint seeks to recover damages including consequential and punitive damages and declaratory relief with respect to the issuance of a new share certificate without any restrictions on transfer. In a separate communication Mr. Prevost has threatened litigation with respect to 849,073 shares of Wherify California's common stock insisting that the company issue a new certificate for these shares without restrictions or a lock-up. It is management assessment that a potential liability of an amount up to $45,000 exists. Therefore, the company has accrued an amount of $45,000.

OTHER

Wherify California has agreed to several payout plans for various vendors for old accounts payable. The payouts total approximately $120,012 and are scheduled to be paid out through October 2005.

NOTE 7 - CONVERTIBLE PREFERRED STOCK

As of June 30, 2005, Preferred Stock consists of the following:

                            Issued and
               Authorized   Outstanding
                 Shares       Shares      Book Value
               ----------   -----------   -----------
    Series A    1,143,756     1,143,756   $ 8,553,413
    Series B      555,383       555,383     5,137,284
    Series C    4,200,000     3,979,647    34,763,735


The holders of Convertible Preferred Stock have certain rights as follows:

Voting

Each holder of the Series A, B and C Stock is entitled to a number of votes equal to the number of shares of common stock into which the shares could be converted. As of June 30, 2005, holders of Series A, B and C are entitled to one vote for each share of Preferred A, B or C they hold.

Notwithstanding the provisions of the paragraph above, at each annual or special meeting called for the purpose of electing directors, the holders of Series A, B and C, all voting together as a single class on an as-converted basis, shall be entitled to elect two members of the Board of Directors and the holders of the common stock, voting as a single class, shall be entitled to elect the remaining members of the Board of Directors.

Dividends

Holders of Series A, B and C are entitled to a non-cumulative dividend, when and if declared by the Board of Directors, at the rate of $0.75 per share per annum for Series A, $0.925 per share per annum for Series B, and $1.50 per share per annum for Series C prior and in preference to any distribution on the common stock. Through June 30, 2005 the Board of Directors has declared no dividends.

Liquidation

In the event of any liquidation, change in control, dissolution or winding up of Wherify California, the holders of the Series A, B and C shall be entitled to receive, prior and in preference to any distribution to the holders of the common stock, an amount per share equal to $7.50 per share for Series A, $9.25 per share for Series B and $15.00 per share for Series C, plus an amount equal to all accrued but unpaid dividends on such shares. Any amounts remaining after such distribution shall be distributed ratably to the holders of common stock.

Conversion

Each share of Series A, B and C is convertible, at the option of the holder into common stock, according to a conversion ratio, subject to adjustments for dividends, splits, subdivisions, combinations, consolidation of common stock, distributions, reclassification, exchange and substitution. As of June 30, 2005, the each holder of Series A, B and C is entitled to one share of common stock for each share of Series A, B or C they hold. Each share of Series A, B and C automatically converts into the number of shares of common stock at the then effective conversion rate upon the earlier of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of Wherify California to the public with aggregate proceeds to Wherify California in excess of $10,000,000 and (ii) the affirmative vote or written consent of a majority of the outstanding shares of such Series A, B and C.

At June 30, 2005 Wherify California reserved a total of 44,550,000 shares of common stock for the conversion of Series A, B, and C Convertible Preferred Stock.

Issuance

Series A Convertible Preferred stock was sold from June 1999 through February 2003 for $7.50 per share.

Series B Convertible Preferred stock was sold from April 2000 through December 2000 for $9.25 per share.

From August 2001 through January 2005, Wherify California issued shares of its Convertible Series C Preferred Stock at prices between $5.00 and $15.00 per share. These shares are convertible upon closing of the merger with Wherify California Wireless, Inc. (formerly known as IQ Biometrix, Inc.) ("IQB") and each common share will then be exchanged for 4.80 shares of IQB common stock. The common stock was valued using Black-Scholes using the price of the IQB common stock on the date the preferred stock was issued. The IQB stock ranged between $0.64 and $6.20 per share. The beneficial conversion feature related to the Wherify California Series C Preferred shares was calculated at each issuance date by taking the total Wherify California Series C shares sold and multiplying it by 4.80 (the conversion ratio to be used to convert Wherify California shares into IQB shares) and then dividing that number of shares (total shares to be converted) into the total proceeds received for the Wherify California Series C shares. This resulted in the conversion price. The conversion price was compared to IQB's common stock closing trading price on each issuance date. The difference between the conversion price and the common stock price on each issuance date was multiplied by the number of shares to be converted resulting in an intrinsic value of approximately $12.5 million and $13.0 million in fiscal 2005 and 2004, respectively. This amount represents the beneficial conversion feature of the preferred stock and was deemed a dividend, but there is no net effect to the balance sheet or statement of stockholders deficit.

In fiscal 2004, Wherify California sold 1,191,108 shares of Series C Convertible Preferred stock for proceeds of $6,372,000, issued 139,466 shares of Series C Convertible Preferred stock for a note payable and accrued interest totaling $1,045,995, and issued 13,369 shares of Series C Convertible Preferred stock for accounts payable totaling $200,535.

During fiscal 2005, Wherify California sold 1,463,207 shares of Wherify California Series C preferred stock to investors for proceeds totaling $13,041,680.

NOTE 8 - COMMON STOCK

Wherify California has the right to repurchase, at the original issue price, the unvested portion of the common stock issued to employees in connection with Wherify California's formation. The vesting period is ratable over four years and zero shares were subject to repurchase at June 30, 2005.

In fiscal 2004, Wherify California issued 11,000 shares of common stock for services valued at $16,500.

In fiscal 2005, Wherify California issued 5,000 shares of common stock for the exercise of options for proceeds totaling $7,500. An additional 100,000 shares of common stock were issued for the exercise of options with an exercise price of zero. The intrinsic value associated with the 100,000 options was $570,000.

NOTE 9 - STOCK OPTION PLAN

In 1999 Wherify California adopted the 1999 Stock Option Plan ("the Plan"). The Plan provides for the granting of stock options to employees and consultants of Wherify California. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. Wherify California has reserved 900,000 shares of common stock for issuance under the Plan.

Options under the Plan may be granted for periods of up to ten years and at an exercise price equal to the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. To date, options granted generally are exercisable immediately as of the effective date of the option agreement.

Summary information regarding options is as follows:


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                                            Weighted Average
                                Options       Share Price
                                --------    ----------------
    Outstanding at
      June 30, 2003              568,314                2.57
    Year ended June 30, 2004:
      Granted                    399,376                1.53
      Forfeited                 (273,356)               2.93
    Outstanding at
      June 30, 2004              694,334    $           1.83
    Year ended June 30, 2005:
      Granted                    239,000                1.50
      Exercised                 (105,000)                .07
    Outstanding at
      June 30, 2004              828,334    $           1.78


Options outstanding and exercisable as of June 30, 2005:


                            - - Outstanding - -          Exercisable
                     ---------------------------------    Number of
    Exercise Price   Number of Shares   Remaining life     Shares
    --------------   ----------------   --------------   -----------
    $1.50                     461,000     5-9 years          137,053
     1.65                     321,376     7-9 years          185,058
     3.00                       7,800      6 years             7,800
     6.00                      38,158      7 years            31,029
                     ----------------                    -----------
                              828,334                        360,940
                     ================                    ===========


NOTE 10 - INCOME TAXES

Wherify California uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2005 and 2004, Wherify California incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $54,500,000 at June 30, 2005, and will expire in the years 2013 through 2025.

At June 30, 2005, deferred tax assets consisted of the following:

    Deferred tax assets
      Net operating losses                     $ 18,500,000
      Less:  valuation allowance                (18,500,000)
                                               ------------
    Net deferred tax asset                     $          0


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NOTE 11 - QUALCOMM LICENSE

In January 2003, Wherify California purchased a license for CDMA communications protocol technology from Qualcomm Corporation. The purchase price was $1 million and $250,000 was paid in fiscal 2003. In fiscal 2004, Wherify California's management determined that the CDMA technology would be only a temporary fix and that the competing GSM technology was required for long-term product viability. Consequently, the remaining balance of the license cost, or $750,000, was written off in fiscal 2004. The replacement GSM technology for Wherify California's next generation product line scheduled for release in calendar 2005 is part of the products Wherify California is buying from its supplier. In June 2004, Wherify California agreed to a modification of the licensing contract to increase the remaining balance due from $500,000 to $625,000 in exchange for extending the due date for payment to January 2005. As of June 2005, the balance with Qualcomm has been settled in full.

NOTE 12 - DISCONTINUED OPERATION SEGMENT

In the fourth quarter of fiscal 2005, Wherify California discontinued the sale of the Company's only product line which consisted of wrist watches with the GPS functionality. Accounts payable directly related to the sale of the wrist watches are recorded separately on the balance sheet as accounts payable related to discontinued operating segment in the amount of $2,606,514. Revenues less direct costs associated with this segment totaled $171,251 and $426,501 for fiscal 2005 and 2004, respectively. This information has been classified as discontinued operations in the statements of operations.

NOTE 13 - SUBSEQUENT EVENTS

Acquisition

On July 21, 2005, the Wherify Wireless, Inc. (formerly IQ Biometrix, Inc.)(Wherify Wireless) completed a merger with Wherify California, Inc., a California corporation ("Wherify California") (formerly Wherify Wireless, Inc.). In connection with the merger, Wherify Wireless issued or reserved for future issuance, an aggregate of approximately 46 million shares of its common stock in consideration for all of the outstanding shares of equity securities of Wherify California. The 46 million shares of Wherify Wireless's common stock issued or reserved for issuance in connection with the merger represent approximately 78.8% of the total number of shares of common stock of Wherify Wireless calculated on a fully-diluted basis. Prior to the merger, there were 12,339,750 shares outstanding. As a result of the merger, Wherify California became a wholly-owned subsidiary of Wherify Wireless.

Following the merger, Wherify Wireless anticipates that its principal business activity will be the business of Wherify California, consisting primarily of the development and sale of wireless location products and services. The former business of Wherify Wireless, consisting primarily of the sale of security software and services, including its FACES facial composite software, to law enforcements agencies and the security industry, is not expected to constitute a significant part of the ongoing business operations of Wherify Wireless. Furthermore, Wherify Wireless has not yet decided whether to continue efforts to sell and/or improve the FACES software.

The merger will be treated as a reverse acquisition, pursuant to which Wherify California will be treated as the acquirer of Wherify Wireless for financial reporting purposes. Consequently, following the consummation of the merger, the historical financial statements of Wherify California will serve as the principal historical financial statements of Wherify Wireless.

This treatment means that the purchase price is calculated as the shares outstanding of Wherify Wireless immediately prior to the merger. The purchase price is the 12,339,750 shares valued at the closing price of $5.69 on July 21, 2005, or $70,213,189. The purchase price is allocated as follows based on Wherify Wireless's June 30, 2005 balance sheet: Cash $1.3 million, Accounts Receivable $20,000, Inventory $8,000, Prepaids $51,000, Fixed Assets (net) $2,000, Intangibles (net) $45,000, less Convertible notes payable $200,000, accounts payable $296,000 and a note payable of $100,000. Identifiable intangibles are made up of software $1 million, branding $1 million and intellectual property of $6 million for total intangibles of $8 million. The identified intangibles have an estimated useful life of 3 years. The remainder of the unallocated purchase price of $61.4 million is allocated to goodwill, none of which is expected to be deductible for tax purposes. This purchase price allocation is preliminary and subject to change based on the completion of a third party appraisal. However, we expect that there will be a significant impairment in the near future of most, if not all, of the purchase price that was allocated to goodwill and other intangible assets in connection with the merger. The intangibles, including goodwill, will be subject to review for possible impairment on a quarterly basis.

Other

On August 18, 2005 Wherify was notified of the change of Ownership of rent space Lease. It is now managed by Westport Office Park, LLC. Effective as of August 18, 2005 rents and other payments due under the Lease are to be directed to the new property management firm.


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